PROMISSORY NOTE
                                 ---------------

$300,000                                                    As of April 15, 2003
                                                            Wilmington, Delaware


     FOR VALUE RECEIVED, GPEH Corp., a Delaware corporation and any successor business entities (the "Maker"), hereby promises to pay to GOVA & CO., a Canadian Company, or permitted assigns as defined herein (the "Payee"), at 180 Old Yonge Str., Toronto ON M2P1P9, or such other location as the Payee may in writing designate, the principal sum of TREE HUNDRED THOUSAND ($300,000.00). If not sooner paid, the entire unpaid principal balance hereof shall be due and payable one year from the date hereof (the "Maturity Date").

     The Maker hereby further promises to pay interest monthly on the unpaid principal balance hereof at a fixed rate of 10% per annum. Interest shall be calculated and compounded monthly on the unpaid principal balance and shall be payable on the 15th day of each month until the Maturity Date when the full principal balance shall become due and payable plus accrued interest.

     Upon the occurrence and continuation of default in the payment of any amount when due, the Payee may declare the principal hereof and accrued interest hereon to be forthwith due and payable upon demand.

     The Maker may prepay without penalty at any time all or any portion of the principal amount outstanding. Any prepayment shall be applied first to accrued interest and then to principal.

     This Note may not be transferred in whole or in part except as designated in writing to Maker by Payee prior to any transfer ("Permitted Assigns").

     The Maker hereof hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     This Note shall constitute a secured obligation of the Maker and shall rank equal in right of payment with other notes issued by the Maker on April 15, 2003 but shall be subordinated to any debenture or other form of debit instrument issued to raise money for the payment due on the Purchase of the Kenansville plant.

     This Note is governed by and is to be construed under the internal laws of the State of North Carolina, and the Payee or any assignee of Payee shall have the right to commence any action or proceeding to enforce this Note in the courts of general jurisdiction of the State of North Carolina or in the United States District Court for the District of North Carolina. The Maker agrees to and hereby does submit to the jurisdiction of any court so selected.

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

                                      * * *

     IN WITNESS WHEREOF, Maker has executed, delivered and sealed this Note as of the date set forth above.

                                            MAKER:

                                            GPEH CORP.



                                            By: /s/ Wayne Coverdale
                                               ---------------------------------
                                               Wayne Coverdale
                                               President


ACCEPTED:
---------

PAYEE:
------




BY: /s/ Zool Gova
   -----------------
   Zool Gova
   Gova & Co.



















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